Exhibit 99.1

The Glimpse Group Reports Record Fiscal First Quarter 2023 Financial Results

Fiscal First Quarter FY 2023 Total Revenues Grew by 287% Year-over-Year to a Record of Approximately $4.0 million; Committed to Reaching Cash Flow Neutrality From Existing Operations in CY ‘23

NEW YORK, November 14, 2022 — The Glimpse Group, Inc. (NASDAQ: VRAR, FSE: 9DR) (“Glimpse” or the “Company”), a diversified Virtual Reality and Augmented Reality (“VR” and “AR”) platform company providing enterprise-focused VR and AR software & services immersive technology solutions, provided financial results for its fiscal first quarter ended September 30, 2022 (“Q1 FY’23”).

Business Commentary by President & CEO Lyron Bentovim

Q1 FY ‘23 (July – September ‘22) was highlighted by:

●	Record Q1 FY’23 quarterly revenue of approximately $4.0 million, a 287% increase compared to Q1 FY’22 revenues of approximately $1.0 million, and a 58% increase compared to Q4 FY ‘22, in which we had our prior record quarterly revenue of approximately $2.5 million.

●	Record Q1 FY’23 Core Software & Services revenue, which excludes project revenue, of approximately $1.28 million, an increase of 49% compared to Q1 FY’22.

●	The Q1 FY’23 results include two months of Brightline Interactive (“BLI”) financials, the acquisition of which closed on August 1, 2022. BLI generated approximately $5 million of revenues in calendar year 2021, with 65% gross margins and positive net income.

●	The Company’s cash and equivalent position as of September 30, 2022 was approximately $13.0 million, including $2 million cash held in escrow for potential future performance payments relating to the S5D acquisition. With the core S5D and Brightline acquisitions complete, we do not expect to utilize our current cash balance as part of the purchase price of any acquisition we may make in the foreseeable future.

●	We continue to maintain a clean capital structure with no debt, no convertible debt, no preferred equity or any other material cash obligations.

●	In Q1, 2023, Gross Margin was approximately 70% and Adjusted EBITDA loss for the quarter was $1.1 million, compared to a $0.6 million Adjusted EBITDA loss for the three months ended September 30, 2021.

●

The Company’s operating cost structure remains predominantly variable. Through continued revenue growth, combined with expense controls, we are committed to reaching cash flow neutrality from our existing operations in calendar year ‘23.

Recent Operational Highlights:

●	Continued to enter into contracts and partnership with leading global companies. For example:

○	Glimpse subsidiary company S5D completed a mid-6 figure contract for the development of a 3D interactive gamified experience and NFTs for a partner event in numerus geographies held by a Fortune 50 global technology company.

○	Glimpse subsidiary company XR Terra entered into six figure agreement with one of the largest telecommunication companies for the training in VR skills of several hundred K-12 teachers.

○	Glimpse subsidiary company S5D entered into mid-six figure agreement with a global pharmaceutical company, to continue development of its interactive anatomy training platform.

○	Glimpse subsidiary company BLI is partnering with AT&T for a collaborative immersive technologies/5G demonstration to be deployed at I/ITSEC, the largest training and Simulation Tradeshow in the US.

●	Successfully completed the integration process of S5D, BLI and PulpoAR.

●	Just as Glimpse has achieved critical scale in aggregate, we believe that there are key strategic advantages in creating more scale within our subsidiary companies. As such, we have begun the process of consolidating some of our subsidiary companies into larger core entities, a process which we expect will be concluded by year-end 2022. At the end of this process, we expect to have 6-8 larger remaining subsidiary companies, which will allow us to maximize go-to-market and branding synergies, optimize operations and reduce overlaps.

Recent IP Highlights

We expanded our Intellectual Property assets with two new patents via the BLI transaction:

●	9th U.S. Patent for an “Immersive Ecosystem”, which transferred to Glimpse from BLI.

●	10th U.S. Patent for “System and Method for Generating an Augmented Reality Experience”, which transferred to Glimpse from BLI.

We have several more patents in process and view our patents as forward looking, strategically positioned, with significant potential and importance when the immersive industry matures.

Summary

“Our first quarter of FY ‘23 served as continued validation of our organic and accretive acquisition growth strategies,” said Lyron Bentovim, President and CEO of The Glimpse Group. “In a challenging environment, we maintained strong momentum, finalized the integration of our three recent acquisitions, and achieved a record revenue results, well above our previous records. We have consistently proven our ability to rapidly scale and are solidifying our position as a premier player in the immersive technology software and services space. With that, the immersive technology industry is still in its early stages of development and we are cognizant of the macro trends. Therefore – as a strategic goal – we are determined and committed to reach cash flow neutrality from the operations of our current business in 2023.”

Q1 FY ‘23 Financial Summary

●	Total revenue for the three months ended September 30, 2022, was approximately $4.0 million compared to approximately $1.0 million for the three months ended September 30, 2021, an increase of approximately 287%. The increase reflects the addition of several subsidiary companies after September 30, 2021, organic growth and new customers.

●	For the three months ended September 30, 2022, Software Services revenue was approximately $3.9 million compared to approximately $0.8 million for the three months ended September 30, 2021, an increase of approximately 383%. The increase reflects the addition of several subsidiary companies after September 30, 2021, organic growth and new customers

●	For the three months ended September 30, 2022, Software License revenue was approximately $0.09 million compared to approximately $0.22 million for the for the three months ended September 30, 2021, reflecting a difference in timing of renewals.

●	For the three months ended September 30, 2022, core software and services revenue (i.e. VR/AR software and services revenue, excluding projects), was approximately $1.3 million compared to approximately $0.86 million for the three months ended September 30, 2021, an increase of approximately 49%. For the three months ended September 30, 2022, core software and services revenue accounted for approximately 32% of total revenues compared to approximately 84% for the three months ended September 30, 2021.

●	For the three months ended September 30, 2022, gross profit margin was approximately 69%, compared to a gross profit margin of approximately 85% for the three months ended September 30, 2021. The decrease was driven by the addition of BLI and S5D lower margin project revenue.

●	Operating expenses for the three months ended September 30, 2022, were approximately $8.2 million compared to $2.3 million for the three months ended September 30, 2021, an increase of approximately 260%. The increase was driven by employee headcount additions to support growth, the addition of several new subsidiaries (which includes headcount, amortization of intangibles and professional fees related to the acquisitions) and the change in fair value of acquisition contingent consideration.

●	We sustained a net loss for the three months ended September 30, 2022 of $5.4 million, compared to a net loss of approximately $1.7 million for the three months ended September 30, 2021, a loss increase of $3.72 million or 224%. $2.41 million of this loss increase is driven by the non-cash change in fair value of acquisition contingent consideration. The balance primarily represents operating expense growth outpacing revenue and related gross profit. This reflects current expense outlays in all areas of the Company to propel future growth, including the acquisition of several new subsidiaries and related costs.

●	Net cash used in operating activities for the three months ended September 30, 2022 was approximately $3.1 million, compared to approximately $1.1 million for the three months ended September 30, 2021.

●	For the three months ended September 30, 2022 Adjusted EBITDA loss, a non-GAAP measure, was $1.1 million, compared to $0.6 million Adjusted EBITDA loss for the three months ended September 30, 2021.

●	As of September 30, 2022, the Company’s cash position was approximately $10.6 million plus $0.24 million of liquid corporate bond investments, compared to $16.2 million at June 30, 2022. This includes $2.0 million cash escrow for contingent consideration of the S5D acquisition, payable upon S5D’s achievement of revenue growth performance targets (refundable to Glimpse if targets not achieved). The Company has no convertible debt, preferred equity or material cash obligations.

Fiscal First Quarter 2023 Conference Call and Webcast

Date: Monday, November 14, 2022
Time: 4:30 p.m. Eastern time
US Dial In: 1-877-545-0320
International Dial In: 1-973-528-0002
Conference ID: 234685

Webcast: https://www.webcaster4.com/Webcast/Page/2934/47012

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the webcast will be available through November 14, 2023. A replay of the teleconference will be available through Monday, November 28, 2022. To listen, call 1-877-481-4010 within the United States or 1-919-882-2331 when calling internationally and enter replay access code 47012. A webcast will also be available on the IR section of The Glimpse Group website or by clicking the webcast link above.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR, FSE: 9DR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us

THE GLIMPSE GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	As of September, 2022 (Unaudited)	As of June 30, 2022 (Audited)
ASSETS
Cash and cash equivalents	$10,644,751	$16,249,666
Investments	242,603	239,314
Accounts receivable	1,228,400	1,332,922
Deferred costs/contract assets	268,552	39,484
Prepaid expenses and other current assets	659,695	479,483
Total current assets	13,044,001	18,340,869

Equipment, net	352,266	245,970
Note receivable	-	250,000
Right-of-use assets	1,066,772	-
Intangible assets, net	7,809,518	4,063,485
Goodwill	22,672,460	13,464,760
Other assets	115,866	32,000
Restricted cash	2,000,000	2,000,000
Total assets	$47,060,883	$38,397,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$349,820	$340,139
Accrued liabilities	365,297	188,417
Accrued bonuses	425,261	169,262
Deferred revenue/contract liabilities	1,224,748	841,389
Asset purchase payable	734,037	734,037
Lease liabilities, current portion	441,687	-
Contingent consideration for acquisitions, current portion	4,080,498	1,966,171
Total current liabilities	7,621,348	4,239,415

Long term liabilities
Contingent consideration for acquisition, net of current portion	11,400,300	5,340,800
Lease liabilities, net of current portion	625,085	-
Total liabilities	19,646,733	9,580,215
Commitments and contingencies
Stockholders’ Equity
Preferred Stock, par value $0.001 per share, 20 million shares authorized; 0 shares issued and outstanding	-	-
Common Stock, par value $0.001 per share, 300 million shares authorized; 13,593,734 and 12,747,624 issued and outstanding	13,594	12,749
Additional paid-in capital	60,864,978	56,885,815
Accumulated deficit	(33,464,422)	(28,081,695)
Total stockholders’ equity	27,414,150	28,816,869
Total liabilities and stockholders’ equity	$47,060,883	$38,397,084

The accompanying notes are an integral part of these consolidated financial statements.

THE GLIMPSE GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	Sep 30,
	2022	2021
Revenue
Software services	$3,862,514	$804,718
Software license/software as a service	88,510	217,815
Total Revenue	3,951,024	1,022,533
Cost of goods sold	1,214,597	145,387
Gross Profit	2,736,427	877,146
Operating expenses:
Research and development expenses	2,002,379	989,384
General and administrative expenses	1,819,292	779,729
Sales and marketing expenses	1,744,239	504,687
Change in fair value of acquisition contingent consideration	2,603,398	-
Total operating expenses	8,169,308	2,273,800
Loss from operations before other income (expense)	(5,432,881)	(1,396,654)

Other income (expense)
Interest income	50,154	19,623
Loss on conversion of convertible notes	-	(279,730)
Total other income (expense), net	50,154	(260,107)
Net Loss	$(5,382,727)	$(1,656,761)

Basic and diluted net loss per share	$(0.40)	$(0.17)
Weighted-average shares used to compute basic and diluted net loss per share	13,317,188	9,967,821

The accompanying notes are an integral part of these consolidated financial statements.

THE GLIMPSE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(5,382,727)	$(1,656,761)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	477,016	27,718
Common stock and stock option based compensation for employees and board of directors	775,852	653,615
Acquisition contingent consideration fair value adjustment	2,603,398	-
Issuance of common stock to vendors as compensation	-	62,034
Loss on conversion of convertible notes	-	279,730

Changes in operating assets and liabilities:
Accounts receivable	357,563	26,365
Pre-offering costs	-	470,136
Deferred costs/contract assets	323,083	(17,185)
Prepaid expenses and other current assets	(180,212)	(381,856)
Other assets	6,135	(80,000)
Accounts payable	(525,673)	(268,823)
Accrued liabilities	(135,742)	(31,770)
Accrued bonuses	255,999	(151,969)
Deferred revenue/contract liabilities	(1,653,711)	15,630
Net cash used in operating activities	(3,079,019)	(1,053,136)
Cash flow from investing activities:
Purchases of equipment	(83,765)	(18,225)
Acquisitions, net of cash acquired	(2,478,756)	-
Purchase of investments	(3,290)	-
Net cash used in investing activities	(2,565,811)	(18,225)
Cash flows from financing activities:
Proceeds from initial public offering, net	-	11,821,364
Proceeds from exercise of stock options	39,915	45,700
Net cash provided by financing activities	39,915	11,867,064

Net change in cash, cash equivalents and restricted cash	(5,604,915)	10,795,703
Cash, cash equivalents and restricted cash, beginning of year	18,249,666	1,771,929
Cash, cash equivalents and restricted cash, end of year	$12,644,751	$12,567,632
Non-cash Investing and Financing activities:
Common stock issued for BLI acquisition	$2,846,144	$750,000
Issuance of common stock for satisfaction of contingent liability, net of note extinguishment	$318,571	$-
Extinguishment of note receivable for satisfaction of contingent liability	$250,000	$-
Issuance of common stock for satisfaction of contingent liability	$-	$750,000
Contingent acquisition consideration liability	$6,139,000	$-
Lease liabilities arising from right-to-use assets	$1,155,769	$-
Conversion of convertible promissory notes into common stock	$-	$1,606,176
Issuance of warrants in connection with initial public offering	$-	$522,360

The accompanying notes are an integral part of these consolidated financial statements.

The following table presents a reconciliation of net loss to Adjusted EBITDA for the three months ended September 30, 2022 and 2021 (in $MM):

	For the Three Months Ended
	September 30,
	2022	2021
	(in millions)
Net loss	$(5.38)	$(1.66)
Depreciation and amortization	0.48	0.03
EBITDA (loss)	(4.90)	(1.63)
Stock based compensation expenses	0.97	0.72
Stock based financing related expenses	-	0.28
Acquisition expenses	0.27	-
Non cash change in fair value of acquisition contingent consideration	2.61	-
Adjusted EBITDA (loss)	$(1.05)	$(0.63)